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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) pertaining to the registration of 642,539 shares of common stock of Sterling Software, Inc. and to the incorporation by reference therein of our report dated November 15, 1993, with respect to the consolidated financial statements and schedules of Sterling Software, Inc. included in its Annual Report on Form 10-K for the year ended September 30, 1993, as amended by Form 10-K/A Amendment No. 1 filed January 26, 1994, filed with the Securities and Exchange Commission.


                                                      /s/Ernst & Young LLP

Dallas, Texas
November 30, 1994